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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          VAN KAMPEN SERIES FUND, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)


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                            [VAN KAMPEN FUNDS LOGO]

                      4TH REMINDER NOTICE - PLEASE RESPOND

September 10, 2003


Dear Shareholder:

Over the past several months, we have mailed proxy voting materials to you requesting approval of a matter concerning the reorganization of Van Kampen Asian Equity Fund and Van Kampen Latin American Fund into Van Kampen Emerging Markets Fund. To date, we have no record of receiving your vote. Please take a few minutes to review the information contained in this letter and cast your vote.

YOUR VOTE IS IMPORTANT AND YOUR PARTICIPATION IN THE AFFAIRS OF YOUR FUND DOES MAKE A DIFFERENCE. IF THE SHARES REMAIN UNVOTED, D. F. KING & CO., INC., A PROXY SOLICITOR RETAINED BY VAN KAMPEN, MAY CONTACT YOU BY TELEPHONE TO OBTAIN YOUR VOTE.

The shareholder meeting was held on August 13, 2003 and adjourned to September 10, 2003 to allow further effort to obtain the required quorum. The meeting has been adjourned for a second time to September 18, 2003.

The purpose of the Meeting is to seek shareholder approval of the reorganization of Van Kampen Asian Equity Fund and Van Kampen Latin American Fund into Van Kampen Emerging Markets Fund. After careful consideration, the Board of Directors of each of Van Kampen Asian Equity Fund and Van Kampen Latin American Fund has determined that each Reorganization will benefit the respective shareholders and recommends that you cast your vote "FOR" the respective proposed Reorganization.

The purposes of the proposed Reorganizations are to permit the shareholders of Van Kampen Asian Equity Fund and Van Kampen Latin American Fund to (i) achieve certain economies of scale from the Emerging Markets Fund's larger net asset size and the potentially lower operating expenses (excluding any fee waivers) associated therewith (ii) eliminate the duplication of services and expenses that currently exists as a result of the separate operations of the funds and
(iii) obtain potentially greater portfolio diversity and potentially lower portfolio transaction costs.

Please join many of your fellow shareholders and vote for the proposal. To cast your vote, simply complete the enclosed proxy card and return in the postage paid envelope provided. As a matter of convenience, you may cast your vote via the Internet or by telephone. Instructions for casting you vote via the Internet or by telephone are printed on the enclosed proxy ballot. Additionally, the required control number for either of these methods is printed on the proxy card. If you choose to cast your vote via the Internet or by telephone, there is no need to mail the card.

If you have any questions, please do not hesitate to contact the Van Kampen Client Relations Department at 1-800-341-2911.

We appreciate your careful and prompt consideration of this matter.


Sincerely,



Van Kampen Asian Equity Fund
Van Kampen Latin American Fund